                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     /X/ Preliminary proxy statement
     / / Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            PAINE WEBBER GROUP INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            PAINE WEBBER GROUP INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

                                  Common Stock
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                      N/A
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                                      N/A
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                      N/A
- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                            Paine Webber Group Inc.
                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                                                  March   , 1995

To the Stockholders of Paine Webber Group Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Paine Webber Group Inc. ("PW") will be held on Thursday, May 4, 1995, at 9:00 a.m., in the PaineWebber Building, 1000 Harbor Boulevard, Weehawken, New Jersey 07087, to consider and vote upon the following matters:

      1. The election of 5 directors to the Board of Directors to hold office for a term of 3 years.

      2. The approval of certain conversion rights contained in the 6% Cumulative Convertible Redeemable Preferred Stock, Series A, of PW authorizing the issuance of PW Common Stock which, when combined with Common Stock previously issued in the same transaction, may exceed 20% of the total PW Common Stock outstanding.

      3. The ratification of the selection by the Board of Directors of Ernst & Young as PW's independent public accountants for the 1995 fiscal year.

      4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Holders of PW Common Stock of record at the close of business on March 16, 1995 are entitled to notice of and to vote as set forth in the Proxy Statement at the Annual Meeting and any adjournment thereof.

                                             By order of the Board of Directors,

                                                     Theodore A. Levine
                                             Secretary

1285 Avenue of the Americas
New York, New York 10019

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                            PAINE WEBBER GROUP INC.

                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

                                PROXY STATEMENT

To the holders of Paine Webber Group Inc. Common Stock:

                            SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the stockholders of Paine Webber Group Inc., a Delaware corporation ("PW" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of PW (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held on Thursday, May 4, 1995, at 9:00 a.m., in the PaineWebber Building, 1000 Harbor Boulevard, Weehawken, New Jersey 07087 (the "Annual Meeting"), and at any adjournment or postponement thereof. The Annual Report of PW, including the financial statements for the fiscal year ended December 31, 1994, is being furnished to stockholders together with this Proxy Statement, and mailing to stockholders is expected to begin on or about March 27, 1995.

     Each stockholder is encouraged to vote on all the matters to be acted upon at the Annual Meeting by marking the enclosed Proxy Card as desired. If properly executed and received in time for the meeting, the Proxy Card will be voted in accordance with the choices specified. Where a signed Proxy Card is returned, but a choice is not made, the shares will be voted FOR (i) the election as directors of PW of the persons named under "Election of Directors" in this Proxy Statement, (ii) the approval of conversion rights associated with the Series A Preferred Stock and (iii) the ratification of the selection of Ernst & Young as PW's independent public accountants for the 1995 fiscal year. If any other business is brought before the meeting (which management does not expect to occur), the shares will be voted in accordance with the judgment of the proxies voting them.

     The execution of a Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of PW an instrument revoking it or a duly executed Proxy Card bearing a later date.

     All expenses involved in the solicitation of proxies by the Board of Directors will be paid by PW and will include reimbursement of brokerage firms and others for expenses in forwarding proxy solicitation material to the beneficial owners of shares of PW Common Stock. The solicitation of proxies will occur primarily by mail but may include telephone or oral communications by regular employees of PW and PW's major operating subsidiaries, PaineWebber Incorporated ("PWI") and Mitchell Hutchins Asset Management Inc., acting without special compensation.

                        VOTE AND PRINCIPAL STOCKHOLDERS

     As of the close of business on March 16, 1995 (the "Record Date"), there
were outstanding [            ] shares of PW Common Stock, par value $1.00 per
share (excluding treasury shares). The PW Common Stock is entitled to one vote for each share held by the stockholder of record on the Record Date.

     The presence, in person or by proxy, of a majority of the outstanding shares of PW Common Stock is required for a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (as hereinafter defined) are counted for purposes of determining the presence or absence of a quorum. The affirmative vote of the holders of a majority of the shares of PW Common Stock present in person or by proxy at the Annual Meeting is necessary for the election as directors of PW of the persons named under "Election of Directors" in this Proxy Statement, the approval of conversion rights associated with the Series A Preferred Stock discussed herein, and the ratification of the selection of Ernst & Young as PW's independent public accountants for the 1995 fiscal year. Abstentions from voting on the election of directors, the approval of conversion rights for the Series A Preferred Stock and the ratification of the selection of the independent public accountants will have the same effect as a vote against such matter. Broker non-votes on the foregoing matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

     As of the Record Date, PWI held of record for approximately       of its
customers, including officers and directors of the Company,           shares of
PW Common Stock (constituting approximately % of the then outstanding shares of PW Common Stock).

     The following table sets forth certain information regarding each person or group known to the Company to own beneficially more than 5% of any class of PW's voting stock as of December 31, 1994.*

                                                                  AMOUNT AND NATURE
                        NAME AND ADDRESS                            OF BENEFICIAL       PERCENT OF
   TITLE OF CLASS       OF BENEFICIAL OWNER                           OWNERSHIP           CLASS
- ---------------------   ---------------------------------------   -----------------
Common Stock            FMR Corp.                                      6,837,925(1)         6.8%
                        82 Devonshire Street
                        Boston, Massachusetts 02107
                        General Electric Company                      21,500,000(2)        21.6
                        3135 Easton Turnpike
                        Fairfield, Connecticut 06431
                        Southeastern Asset Management, Inc.           10,598,200(3)        10.6
                        6075 Poplar Avenue
                        Memphis, Tennessee 38119
                        The Yasuda Mutual Life Insurance               7,500,000(4)(5)      7.5%
                        Company,
                        9-1, Nishishinjuku
                        1-chome, Shinjuku-ku,
                        Tokyo 160 Japan

- ------------------

(1) According to an amended Schedule 13G filed as of December 31, 1994 with the Securities and Exchange Commission, the amount and nature of beneficial ownership was supplied by FMR Corp. and Edward C. Johnson, 3d (who owns 24.9% of the outstanding voting common stock of FMR Corp.). The Schedule 13G indicates that 6,524,475 shares of PW Common Stock are held by investment companies for which a wholly owned subsidiary of FMR Corp., Fidelity Management and Research Company ("Fidelity"), serves as the investment adviser. Mr. Johnson and FMR Corp., through their control of Fidelity and the investment companies, each has sole power to dispose of these 6,524,475 shares, but neither has the power to vote or direct the vote of these shares. In addition, Fidelity Management Trust Company ("FMT"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 313,450 shares of PW Common Stock as a result of serving as an investment manager for certain accounts. FMR Corp. and Mr. Johnson, through their control of FMT, have sole dispositive power over 313,450 shares and sole power to vote or direct the voting of 135,150 shares.

(2) As of October 17, 1994, and December 16, 1994, respectively PW, General Electric Company ("GE") and Kidder, Peabody Group Inc. ("Kidder") entered into an Asset Purchase Agreement (as supplemented) and a Stockholders Agreement pursuant to which PW issued to a wholly owned subsidiary of Kidder 21,500,000 shares of PW Common Stock, 1,000,000 shares of 6% Cumulative Convertible Redeemable Preferred Stock, Series A (the "Series A Preferred Stock") and 2,500,000 shares of 9% Cumulative Redeemable Preferred Stock, Series C. The Series A Preferred Stock is convertible into PW Common Stock at a conversion price of $18.13 (see discussion of conversion rights page
    18), or approximately 5,515,719 shares of PW Common Stock. Pursuant to the Stockholders Agreement, GE has agreed to vote its shares with respect to certain matters in accordance with the recommendations of PW's Board of Directors or, in the event such agreement is held invalid or in violation of New York Stock Exchange policy, in the same proportion as PW's other holders of voting securities. In connection with this year's Annual Meeting, this voting requirement will apply to the election of directors, the approval of conversion rights of the Series A Preferred Stock and the ratification of the selection of Ernst & Young as PW's independent public accountants for the 1995 fiscal year.

(3) According to an amended Schedule 13G dated as of January 27, 1995 filed with the Securities and Exchange Commission by Southeastern Asset Management, Inc. ("Southeastern"), 10,598,200 shares of PW Common Stock are held by mutual funds for which Southeastern serves as investment advisor or by other investment advisory clients of Southeastern. The Schedule 13G indicates that Southeastern has sole dispositive power over 8,193,000 shares, shared dispositive power over 2,363,300 shares, sole power to direct the voting over 7,918,900 shares and shared power over 2,363,300 shares.

(4) Pursuant to the Amended Investment Agreement dated as of November 3, 1992, between The Yasuda Mutual Life Insurance Company ("Yasuda") and PW (the "Investment Agreement"), Yasuda has agreed to vote its shares with respect to certain matters either in accordance with the recommendations of PW's Board of Directors or in the same proportion as PW's unaffiliated holders of voting securities. In connection with this year's Annual Meeting, this voting agreement will apply to the election of directors, the approval of conversion rights for the Series A Preferred Stock and the ratification of the selection of Ernst & Young as PW's independent public accountants.

(5) The Company provides Yasuda with brokerage, investment banking and other services. These transactions are in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.
- ------------------
  * The table above does not include 6,927,709 shares of PW Common Stock (6.9% of class outstanding) held, as of December 31, 1994, by a trustee under the Company's Savings Investment Plan for the benefit of the Company's employees.

                            I. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders. The class whose term will expire at the Annual Meeting consists of five directors. Management proposes the election of the nominees named hereafter to hold office for a term of 3 years, ending at the 1998 Annual Meeting. Each of the nominees is currently a director of PW. The ten remaining directors will continue to serve in accordance with their previous election. In the event any nominee is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for such substitute nominee(s) as the Nominating Committee of the Board may designate, unless the Board has taken prior action to reduce its membership.

               INFORMATION CONCERNING THE NOMINEES AND DIRECTORS
           THE FOLLOWING INFORMATION IS PROVIDED CONCERNING DIRECTORS
            OF PW, INCLUDING THE NOMINEES FOR ELECTION AS DIRECTORS.

                               ------------------

                       NOMINEES FOR TERM EXPIRING IN 1998

     JOHN A. BULT, 58, has been the Chairman of the Board of PaineWebber International Inc. since May 1990. He was President of PaineWebber International Inc. (previously PaineWebber Mitchell Hutchins International Inc.) from 1980 to May 1990. Mr. Bult is also a director of The Germany Fund, Inc., The New Germany Fund, Inc., The Future Germany Fund, Inc., The Brazilian Equity Fund, Inc., The Greater China Fund, Inc. and The France Growth Fund, Inc. Mr. Bult became a director of PW in 1986.

     PAUL B. GUENTHER, 54, is the President of PW. He became President of PW in December 1994 and was President of PWI from December 1988 to December 1994. Mr. Guenther is also president and a director or trustee of PaineWebber Atlas Fund, PaineWebber America Fund, PaineWebber Olympus Fund, PaineWebber Managed Investments Trust, PaineWebber Master Series, Inc., PaineWebber Managed Municipal Trust, PaineWebber Investment Series, PaineWebber Mutual Fund Trust, PaineWebber Municipal Series, PaineWebber RMA Money Fund, Inc., PaineWebber RMA Tax-Free Fund, Inc., PaineWebber Cashfund, Inc., PaineWebber Regional Financial Growth Fund Inc., PaineWebber Managed Assets Trust, Global Income Plus Fund, Inc., PaineWebber Premier Insured Municipal Income Fund Inc., PaineWebber Premier Tax-Free Income Fund Inc. and Strategic Global Income Fund, Inc. Mr. Guenther is also president of PaineWebber Series Trust, Triple A and Government Series -- 1995, Inc., Triple A and Government Series -- 1997, Inc., 2002 Target Term Trust Inc., All-American Term Trust Inc., Global High Income Dollar Fund Inc., Global Small Cap Fund Inc., PaineWebber Premier High Income Trust and PaineWebber Securities Trust. Mr. Guenther became a director of PW in 1986.

     JOHN E. KILGORE, JR., 74, is a private investor and was Chairman of the Board of Directors and Chief Executive Officer of Cambridge Royalty Company (oil and gas) until September 1986. Mr. Kilgore became a director of PW in 1975.

     ROBERT M. LOEFFLER, 71, is a retired attorney and was Of Counsel to the law firm of Wyman, Bautzer, Kuchel & Silbert from August 1, 1987 to March 15, 1991. He was Chairman of the Board, President and Chief Executive Officer of Northview Corporation from January, 1987 to December, 1987 and a partner in the law firm of Jones, Day, Reavis & Pogue until December, 1986. Mr. Loeffler has been a director of PW since 1978.

     HENRY ROSOVSKY, 67, is the Lewis P. and Linda L. Geyser University Professor at Harvard University. From 1973 to June 1984 he served as Dean of the Faculty of Arts and Sciences at Harvard University. Mr. Rosovsky is also a director of Corning, Inc. and The Japan Fund, Inc. Mr. Rosovsky became a director of PW in 1984.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                             TERM EXPIRING IN 1996

     DONALD B. MARRON, 60, is the Chairman of the Board of Directors and Chief Executive Officer of PW. He has been Chairman of the Board of PW since July 1981 and Chief Executive Officer since June 1980. Mr. Marron was President of PW from July 1977 to March 1, 1988. Mr. Marron is also Chairman of the Board and Chief Executive Officer of PWI. Mr. Marron became a director of PW in 1977.

     T. STANTON ARMOUR, 71, has been a private investor since October 1983 and was a financial consultant to PW from September 1980 to September 1983. Mr. Armour became a director of PW in 1977.

     RETO BRAUN, 51, is the President, Chief Executive Officer and a director of Moore Corporation Limited, a business information company. Mr. Braun has been President and Chief Executive Officer of Moore Corporation Limited since September 1993. Prior thereto he was President and Chief Operating Officer of Unisys Corporation from 1991 to September 1993 and Executive Vice President thereof from 1990 to 1991. Mr. Braun became a director of PW in June, 1994.

     JAMES W. KINNEAR, 67, was President and Chief Executive Officer of Texaco Inc. from January 1987 to April 1993. Mr. Kinnear is also a director of Corning Inc., ASARCO Incorporated and an advisory director of Unilever PLC and Unilever N.V. Mr. Kinnear became a director of PW in June, 1994.

     JOSEPH J. GRANO, JR., 47, is the President of PWI. He has been President of PWI since December 1994. Prior thereto he was President of Retail Sales and Marketing for PWI from February 29, 1988 to December 1994. Mr. Grano is also a director of PaineWebber Cashfund, Inc. Mr. Grano became a director of PW in 1993.

                             TERM EXPIRING IN 1997

     E. GARRETT BEWKES, JR., 68, has been a consultant to PW since February 15, 1989. Prior thereto he was the Chairman of the Board, President and Chief Executive Officer of American Bakeries Company from 1982 to December 23, 1988. Mr. Bewkes is also Chairman of the Board and a director or trustee of PaineWebber Cashfund, Inc., PaineWebber America Fund, PaineWebber Atlas Fund, PaineWebber Olympus Fund, PaineWebber Managed Investments Trust, PaineWebber Managed Municipal Trust, PaineWebber Investment Series, PaineWebber Municipal Series, PaineWebber Master Series, Inc., PaineWebber Series Trust, PaineWebber Regional Financial Growth Fund Inc., Global Income Plus Fund, Inc., PaineWebber Mutual Fund Trust, PaineWebber RMA Money Fund, Inc., PaineWebber RMA Tax-Free Fund, Inc., PaineWebber Managed Assets Trust, All-American Term Trust Inc., PaineWebber Premier Insured Municipal Income Fund Inc., PaineWebber Premier High Income Trust Inc., PaineWebber Securities Trust, Global Small Cap Fund Inc., Global High Income Dollar Fund Inc., 2002 Target Term Trust Inc., Triple A and Government Series-1995, Inc., Triple A and Government Series-1997, Inc., PaineWebber Premier Tax-Free Income Fund Inc. and Strategic Global Income Fund, Inc. Mr. Bewkes is currently a director of Interstate Bakeries Inc. and NaPro BioTherapeutics, Inc. Mr. Bewkes became a director of PW in 1987.

     FRANK P. DOYLE, 64, is an Executive Vice President of General Electric Company and a member of its corporate executive office. He has been an Executive Vice President since July 30, 1992 and was a Senior Vice President from 1981 to July 1992. Mr. Doyle became a director of PW in December 1994.

     YOZO FUJISAWA, 65, is a Deputy President and the Chief Investment Officer of Yasuda, whose principal business is underwriting and marketing life insurance. Mr. Fujisawa has been a Deputy President of Yasuda since April 1991 and Chief Investment Officer since April 1989. Mr. Fujisawa was a Senior Managing Director of Yasuda from April 1988 to March 1991. Mr. Fujisawa became a director of PW in 1989.

     EDWARD RANDALL, III, 68, is a private investor. He was associated with Duncan, Cook & Co. (financial services) from 1985 to July 14, 1990. He was the Chairman of the Board of Rotan Mosle Financial Corp. from 1977 to August 1985 and was Chief Executive Officer from 1977 to January 1984. Mr. Randall is also a director of KN Energy Inc. and Enron Oil & Gas Company. Mr. Randall became a director of PW in 1983.

     KYOSAKU SORIMACHI, 62, is a Senior Managing Director of Yasuda. He has been a Senior Managing Director of Yasuda since April 1993. He was a Managing Director of Yasuda from April 1987 to March 1993, and General Manager, International Investment Department, from June 1983 to March 1994. Mr. Sorimachi became a director of PW in 1987.

     In addition to the foregoing, Yuji Oshima, the President of Yasuda, serves as a non-voting senior advisor to the Board of Directors of PW.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Executive Committee meets to act on matters when the Board is not in session. Members of this Committee are Messrs. Marron (chairman), Armour, Bewkes, Kilgore and Loeffler, and it met three times during fiscal 1994.

     The Audit Committee reviews internal and external audit procedures of the Company. Members of this Committee are Messrs. Loeffler (chairman), Armour, Braun, Kilgore, Kinnear, Sorimachi and Rosovsky, and it met four times during fiscal 1994.

     The Nominating Committee recommends (i) nominees for the Board of Directors as well as committees of the Board, and (ii) senior officers of the Company. Members of this Committee are Messrs. Kilgore (chairman), Armour, Bewkes and Rosovsky, and it met four times in fiscal 1994. The Nominating Committee also considers nominees for the Board of Directors recommended by stockholders. Those wishing to submit recommendations should write to the Secretary of PW at 1285 Avenue of the Americas, New York, New York 10019. PW's By-Laws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of PW not later than (i) 90 days in advance of an annual meeting of stockholders, or (ii) the close of business on the seventh day following the date on which notice of a special meeting of stockholders for the election of directors is first given to stockholders. The notice must contain: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of PW's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each proposed nominee been nominated by the Board of Directors; and (v) the consent of each proposed nominee to serve as a director of PW if so elected.

     The Compensation Committee is responsible for establishing and administering the compen-sation program of, among others, the key policy making executive officers of the Company, some of whom are also directors of PW, and approves and periodically evaluates generally applicable employee benefit plans of PW. Members of this committee are Messrs. Bewkes (chairman), Kilgore and Loeffler, and it met six times in fiscal 1994.

     The Public Policy Committee, formed in 1994, is responsible for reviewing and advising on matters regarding the PaineWebber art collection, approving, subject to Board approval, charitable contributions by PaineWebber and political contributions on the municipal, state and other governmental levels. Members of this committee are Messrs. Rosovsky (chairman), Bewkes and Marron. There were no meetings held in fiscal 1994.

     The Board of Directors of PW met seven times during fiscal 1994. During his tenure on the Board in fiscal 1994, each incumbent director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of meetings held by all committees of the Board of Directors on which he served except Messrs. Armour, Fujisawa and Sorimachi.

CERTAIN ARRANGEMENTS WITH DIRECTORS

     Pursuant to the Investment Agreement between Yasuda and PW, Messrs. Fujisawa and Sorimachi were designated by Yasuda and elected to the PW Board of Directors. PW has agreed that so long as Yasuda owns directly or indirectly a specified minimum investment in PW, it will use its best efforts to cause at least one-sixth of its Board of Directors to consist of persons designated by Yasuda. Pursuant to the Stockholders Agreement between GE and PW, Mr. Doyle was designated by GE and elected to the PW Board of Directors. PW has agreed that as long as GE owns a specified minimum investment in PW, GE will have the right to designate one person as a member of the PW Board. In the event that designee ceases to serve as a director for any reason, GE has the right to designate a successor, subject to the approval of the Nominating Committee.

COMPENSATION OF DIRECTORS

     During 1994, directors who were not employees of the Company were paid $40,000 annually. In addition, directors who were not employees of the Company were paid $1,200 for each meeting of the Board of Directors and committees thereof which they attended, plus reasonable expenses relating to attendance at such meetings. The chairman of each committee received compensation at a rate of $15,000 per year.

     The Company has a deferred compensation plan for non-employee directors. Under the plan, non-employee directors may elect prior to January 1 of any year to defer any or all of their compensation. Directors' deferred compensation accounts will be credited as of December 31 each year with interest based on the average quarterly balance during the year at a rate equal to the average of the applicable U.S. Treasury Bill rate during each such quarter. Deferred amounts are payable to a director in a lump sum on the February 1st following the plan year in which he ceases to be a director.

     The Company also has a retirement plan for non-employee directors. Directors who have completed five or more years of credited service or whose termination follows a change of control are eligible for retirement benefits under this plan. Following their termination, eligible directors will receive an annual retirement benefit equal to the annual retainer in effect on the date the directors' service terminates for a period of time based on the length of their credited service. In the event a director dies while serving as a director, a death benefit will be paid to the director's beneficiaries in the same amount as would have been payable in the event of retirement. In addition, non-employee directors may participate in the Company's medical plans that are available to all employees.

     The Company also has the 1994 Non-Employee Directors' Stock Plan pursuant to which directors of the Company who are not executive officers will be eligible to receive periodic grants of stock options and PW Common Stock, and to defer some or all of their directors' fees in an unfunded deferred compensation account denominated and payable in shares of PW Common Stock.

     E. Garrett Bewkes, Jr. is an independent consultant to PWI and was paid $200,000 for his services during 1994. Mr. Bewkes provides advice to the Company in connection with investment banking, mergers and acquisitions, corporate strategic planning, PWI's equity investments in operating businesses, and origination of investment opportunities.

SECURITY OWNERSHIP

     The following table sets forth the number of shares of PW Common Stock held beneficially by each nominee and director, each executive officer named in the Summary Compensation Table below and all nominees, directors and executive officers of PW as a group. Shares owned are stated as of February 15, 1995, as of which date there were outstanding 99,252,729 shares of PW Common Stock. All shares are held directly by the persons shown with sole voting and dispositive power, unless indicated otherwise.

                                                                 SHARES OF PW COMMON STOCK
                                     NAME                        OWNED BENEFICIALLY (1)(2)
                                     ----                        -------------------------
    T. Stanton Armour (2).....................................              125,325
    E. Garrett Bewkes, Jr.....................................               13,423
    Reto Braun................................................                  -0-
    John A. Bult (4)..........................................               68,672
    Regina A. Dolan (4)(5)....................................               49,422
    Frank P. Doyle............................................                  -0-
    Yozo Fujisawa.............................................                  375
    Joseph J. Grano, Jr. (3)..................................              345,306
    Paul B. Guenther (2)(3)(4)(5).............................              917,798
    John E. Kilgore, Jr.......................................                  375
    James W. Kinnear..........................................                  500
    Theodore A. Levine........................................               24,767
    Robert M. Loeffler........................................                7,872
    Donald B. Marron (2)(3)(4)(5).............................            1,785,506
    Edward Randall, III (2)...................................              310,290
    Henry Rosovsky............................................                  600
    Kyosoku Sorimachi.........................................                  375
    All present nominees, directors continuing in office and
      executive officers as a group, including those named
      above (19 persons)......................................            3,871,706

- ---------------
(1) No director, nominee or executive officer directly owns 1% or more of PW Common Stock, except Mr. Marron who owns 1.8%. All directors, nominees and executive officers as a group (19 persons) beneficially own 3.9%.

(2) Shares shown for the nominees, directors and named executive officers include an aggregate of 117,594 shares of PW Common Stock as to which direct beneficial ownership is disclaimed. Such shares are beneficially owned in the amounts indicated by the spouses or children of Mr. Marron (1,494), Mr. Armour (1,575), Mr. Guenther (2,025), and Mr. Randall (112,500) .

(3) Shares shown for the nominees, directors and named executive officers include an aggregate of 1,011,224 shares of PW Common Stock covered by options presently exercisable or becoming exercisable within sixty days, held by Mr. Marron (674,775), Mr. Guenther (304,650), and Mr. Grano (31,799).
(4) Shares shown for the nominees, directors and named executive officers and the aggregate for all present directors, nominees and executive officers as a group include shares as to which they are vested held by a trust under the Company's Savings Investment Plan, including the following nominees, directors and named executive officers: Mr. Marron (24,715), Mr. Guenther (11,165), Mr. Bult (6,396), Ms. Dolan (1,009) and Mr. Levine (17).
(5) Shares shown for the nominees, directors and named executive officers and the aggregate for all present directors, nominees and named executive officers as a group include an aggregate of 711,334 shares of PW Common Stock into which PW's 8% Convertible Debentures Due 1998 and 2000 and 6.5% Convertible Debentures Due 2002 are presently convertible, including the following shares for Mr. Marron (306,612), Mr. Guenther (382,124), and Ms. Dolan (22,598).

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires PW's directors, certain of its officers and persons who own more than ten percent of a registered class of PW's equity securities to file reports of ownership and of changes in ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, PW believes that for the fiscal year ended December 31, 1994, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing and administering the compensation policy and program applicable to the executive officers of PW. The Compensation Committee reviews the compensation of executive officers on an ongoing basis and develops plans which are designed to support PW's business strategies, reflect marketplace practices in a dynamic and intensely competitive industry, and provide cost and tax-effective forms of remuneration. The foundation of PW's executive compensation program is the Compensation Committee's pay for performance policy which, among other things, was designed:

     - to attract and retain qualified and talented executives available in each area of PW's business to lead the organization in the creation of stockholder value,

     - to motivate and reward annual and long term results achieved by these key employees for PW stockholders based on corporate, business unit and individual performance,

     - to align management's interests with stockholders by increasing key employee ownership of PW stock, and

     - to pay competitively as measured against other companies in the industry.

     In implementing its policy, the Compensation Committee evaluates performance and strategic progress relative to the prior year and over a period of years, rather than considering only a single year when external economic and business conditions may produce results unrelated to management performance. As part of this evaluation, the Compensation Committee also considers competitive performance and pay levels based on a comparative group of financial services companies selected and surveyed by a third-party consulting firm. This comparative group as a whole represents the marketplace in which PW competes for executive talent and is comprised of 13 companies. Six of the companies in the comparative group are publicly-owned and make up the Peer Group Index used for the Performance Graph set forth below. Seven other firms in the comparative group were not publicly-owned or traded in 1994. Four of the 10 firms in the S&P Financial Miscellaneous Index are included in the comparative group. The Compensation Committee's philosophy is to position PW's compensation program between the median and the 75th percentile of the comparative group based upon performance.

     As part of its evaluation process, the Compensation Committee considers various quantitative as well as qualitative factors without assigning specific quantifiable or relative weights. These factors include the level, quality, consistency and growth of the earnings and revenues of the Company as well as of the business units for which executive officers are responsible, return on common equity, expense control, balance sheet strength and liquidity, risk profile and the strategic progress of the Company's four core businesses. In addition, the individual contributions of each executive officer to the success of the Company are evaluated by the Compensation Committee.

     Based on the above evaluation, executive officer compensation, including that of Mr. Marron, is determined and administered by the Compensation Committee on the basis of total compensation, rather than based on separate free-standing components. Therefore, the total compensation program established by the Compensation Committee is comprehensive and integrated to include salary, annual cash and equity incentive awards, and long term equity incentives.

     Salary. Salaries are reviewed annually by the Compensation Committee for appropriateness and adjusted periodically in its judgment based primarily on each individual officer's performance and length of service with the Company. The salaries received by Messrs. Marron and Guenther in 1994 have not been increased since 1989 and 1990, respectively.

     Annual Incentive Awards. In order to continue the grant of highly effective performance-based annual cash and stock incentive awards on a tax-efficient basis, the Stockholders approved the 1994 Executive Incentive Compensation Plan (the "EICP") to qualify compensation of proxy officers for exclusion from the $1 million limitation on corporate tax deductions under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In accordance with and in compliance with Section 162(m) of the Code, and the provision of the EICP before March 31st of the performance year, the Compensation Committee establishes a formula for the funding of an annual incentive award pool for executive officers based on the Annual Profits (as defined) of the firm and allocates a maximum share in the pool to each participating executive using the total compensation approach discussed above.

     At the end of each year, the Compensation Committee ascertains the firm's Annual Profits (as defined) and the maximum potential award opportunity for each participating executive officer for the performance year. Within this framework, the Committee determines final individual award levels, exercising negative discretion, where appropriate, based on its evaluation of the quantitative and qualitative factors outlined above, taking into consideration the value of all components in the executive's compensation package.

     Due to the decline in 1994 profitability, annual incentives awarded by the Compensation Committee to executive officers declined 69% below 1993 levels and ranged from $455,000 to $1,925,000. In accordance with Committee policy, approximately 70% of these awards were paid in cash and 30% in the form of restricted stock (units) which generally vest upon completion of three years of future service.

     Long Term Equity Incentives. Stock options are granted to executive officers under the 1994 Executive Stock Award Plan approved by Shareholders to assure continued corporate tax deductibility under Section 162(m) of the Code of the compensation paid to the five proxy officers while continuing to link a significant portion of their financial interests to the performance of PW's Common Stock.

     While severely limiting salary increases and reducing annual incentive payouts, the Committee made major stock option grants for 1994 performance to those executive officers who were principally responsible for the acquisition and ongoing successful integration of Kidder Peabody. It is the Committee's intention that such grants appropriately reward those executives over the long term as PW and its Stockholders realize the potential of this major strategic impetus. The Committee does not consider the stock holdings, prior option, restricted stock, and other equity grants or the appreciation thereon when making future equity award determinations, nor does the Committee have a specific policy as to the proportion of total compensation represented by stock options and other long term equity awards.

     Chief Executive Officer Compensation. Both the quantitative and qualitative criteria referenced above are applied in assessing the performance and determining the compensation of the Chairman and Chief Executive Officer of the Company who participates in the Company's executive compensation program on the same basis as all other executive officers.

     The Compensation Committee, in setting Mr. Marron's compensation, has taken into account the outstanding long term performance of PW under his leadership and the firm's strategic progress, especially the 1994 landmark acquisition of Kidder Peabody from General Electric. For the five-year period ending December 1994, total return on PW's Common Stock grew at the compound rate of 18% per annum, reflecting cumulative growth of 127% and outperforming the S&P 500, the S&P Financial Miscellaneous Index and the Peer Group Index, as displayed in the Performance Graph set forth below. As noted earlier, Mr. Marron's 1994 base salary of $600,000 has been unchanged since 1989. His annual incentive award of cash and restricted stock (units) for 1994 represents a decline of 63% from 1993. As discussed above, the Compensation Committee based its decision on PW's 1994 financial performance. The increased award of stock options on 400,000 shares, reflects the Compensation Committee's policy of tying a substantial portion of Mr. Marron's compensation to the firm's strategic progress such as the Kidder Peabody acquisition and the future performance of PW Common Stock.

     Tax Considerations. As noted above, the Committee's executive compensation strategy is to be cost and tax effective. Therefore, the Committee's policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

COMPENSATION COMMITTEE
E. Garrett Bewkes, Jr., Chairman
John E. Kilgore, Jr.
Robert M. Loeffler

                             EXECUTIVE COMPENSATION

     The following information sets forth the compensation earned by the chief executive officer of the Company and each of the four most highly compensated executive officers of the Company who were serving as executive officers at the end of the fiscal year ended December 31, 1994, for services rendered in all capacities to the Company during the fiscal years indicated below. Stockholders are urged to read the tables in conjunction with the accompanying footnote and explanatory material.

     Table I -- Summary Compensation Table provides a detailed overview of annual and long term compensation for the fiscal years ended December 31, 1994, 1993 and 1992 with respect to the named executives for the years indicated.

     Table II -- Option Grants in Last Fiscal Year -- Individual Grants provides information for the period January 1, 1994 to December 31, 1994 on grants of options by the Company.

     Table III -- Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table provides information for the period January 1, 1994 to December 31, 1994 on exercises of stock options pursuant to the Company's Stock Plans and the number and value of previously granted and unexercised stock options held on December 31, 1994.

                         I. SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                                            AWARDS
                                                                               -------------------------------
                                                                                RESTRICTED        SECURITIES     ALL OTHER
                                                   ANNUAL COMPENSATION            STOCK           UNDERLYING      COMPEN-
                  NAME AND                    ------------------------------     AWARD(S)           OPTIONS       SATION
             PRINCIPAL POSITION               YEAR     SALARY       BONUS     (1)(2)(3)(4)(5)    (# SHARES)(6)      (7)
- --------------------------------------------  -----   --------    ----------   --------------    -------------   ---------
Donald B. Marron                              1994    $600,000    $1,925,000    $  828,359          400,000      $  320,068
  Chairman of the Board and Chief Executive   1993     600,000     6,300,000     1,194,432          187,500         534,432
  Officer, PW and PWI                         1992     600,000     4,000,000     2,033,000              -0-       1,052,885

Paul B. Guenther                              1994     400,000       945,000       406,638          150,000         282,410
  President, PW                               1993     400,000     3,780,000       716,649          112,500         307,824
                                              1992     400,000     2,400,000     1,220,000              -0-         526,443

Joseph J. Grano, Jr.                          1994     375,000       945,000       406,638          150,000         153,200(8)
  President, PWI                              1993     375,000     4,625,000           -0-           75,000         319,200(8)

Theodore A. Levine(9)                         1994     200,000       650,000       235,744           35,000             -0-
  Vice President, General Counsel, PW, and    1993     106,923       765,165       249,975           30,000             -0-
  Executive Vice President, PWI

Regina A. Dolan(10)                           1994     200,000       455,000       195,785           60,000          54,914
  Vice President,                             1993     187,212       550,000       409,518           15,000          13,248
  Chief Financial                             1992      41,731       100,000           -0-              -0-             -0-
  Officer, PW, and
  Senior Vice President,
  Chief Financial
  Officer, PWI

- ------------

 (1) Amounts shown for 1994 are for awards made in February 1995 for performance in 1994.

 (2) Amounts shown include both restricted stock and restricted unit awards, which are valued on the basis of the closing price of PW Common Stock on the New York Stock Exchange on the applicable date of grant.

 (3) The number and value of restricted stock and restricted units held by executive officers named in the table as of December 30, 1994 based on the closing price of PW's Common Stock ($15.00 ) on the New York Stock Exchange on December 30, 1994, are as follows: Mr. Marron (162,172 shares and 151,416 units -- $4,703,820); Mr. Guenther (91,425 shares and 90,863 units -- $2,734,320); Mr. Grano (296,448 shares
     -- $4,446,720); Mr. Levine (24,750 shares -- $371,250); and Ms. Dolan
     (25,788 shares -- $386,820). The number of shares of restricted stock reported in the table above for the executive officers which will vest in under three years from the date of grant are as follows: Mr. Marron (49,115; 54,917 and 40,181 shares vesting in 1995, 1996 and 1997, respectively); Mr. Guenther (29,469; 30,991 and 22,149 shares vesting in 1995, 1996 and 1997, respectively); Mr. Grano (30,000; 38,816 and 38,816 shares vesting in 1995, 1996 and 1997, respectively); Mr. Levine (9,900; 9,900 and 4,950 shares vesting in 1995, 1996 and 1997, respectively); and Ms. Dolan (9,352; 6,096 and 6,096 shares vesting in 1995, 1996 and 1997, respectively).

 (4) Dividends are paid on restricted stock and dividend equivalents are paid on restricted units.

 (5) To permit the Company to obtain the maximum deduction for awards of restricted stock in 1993, Messrs. Marron and Guenther elected to declare as income and immediately pay tax on the market value of their 1993 restricted stock grants pursuant to Section 83(b) of the Internal Revenue Code, even though they were not vested in the stock at the time and will be subject to market risk and the risk of forfeiture until the restricted period lapses.

 (6) Amounts shown for 1994 are for grants made in February and March 1995 for performance in 1994.

 (7) Amounts shown for 1994 result from the operation of the terms of the Key Executive Equity Program, in which approximately 119 key executives participate. For a description of the program, see "Certain Transactions and Arrangements -- Key Executive Equity Program" below. These amounts include: (i) interest paid by PW on the participants' bank loans or waived on loans by PW in accordance with the terms of the program -- Mr. Marron ($153,402); Mr. Guenther ($182,410); and Ms. Dolan ($13,248); and (ii)
     forgiveness of a portion of the PW loans to the participants for exceeding preset earnings targets for PW established at the inception of the program -- Mr. Marron ($166,665); Mr. Guenther ($99,999); and Ms. Dolan ($41,666). The program was instituted in 1988 to give such executives an incentive linked to the price of PW Common Stock, while requiring such executives to make an investment in PW. The program includes a provision that, for a period following termination of an executive's employment, he or she may not compete with the Company or solicit its employees to leave the Company or interfere with its business.

 (8) This amount represents imputed interest on an employee loan to Mr. Grano.

 (9) Mr. Levine was employed by PW in June 1993. Amounts indicated for Mr. Levine (other than option information) were paid or awarded pursuant to the terms of an agreement between Mr. Levine, PW and PWI entered into in May 1993. The bonus for 1993 includes a special one-time bonus of $400,000. For a description of this agreement, see "Other Benefit Plans and Agreements" below. The option granted to Mr. Levine for 1994 is subject to approval by PW's Board of Directors.

(10) Ms. Dolan was employed by PW in October 1992.

     The following table sets forth certain information concerning stock options granted by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) in February and March 1995 for performance in 1994. The data in the column shown below relating to the hypothetical grant date present value of stock options granted in 1994 are presented pursuant to Securities and Exchange Commission rules and are calculated under the modified Black-Scholes model for pricing options. The Company is not aware of any model or formula which will determine with reasonable accuracy a present value for stock options based on future unknown factors. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of PW Common Stock relative to the exercise price per share of PW Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical grant date present values of the stock options reflected in this table actually will be realized.

                    II. OPTION GRANTS IN LAST FISCAL YEAR --
                                INDIVIDUAL GRANTS

                                                  % OF TOTAL
                               NUMBER OF           OPTIONS
                         SECURITIES UNDERLYING    GRANTED TO    EXERCISE OR                 GRANT DATE
                            OPTIONS GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION      PRESENT
         NAME                   (#)(1)           FISCAL YEAR     ($/SHARE)       DATE       VALUE($)(2)
- -----------------------  ---------------------   ------------   -----------   ----------   -------------
D.B. Marron............         400,000               7.34%       $ 15.31        2/1/05     $ 1,555,750
P.B. Guenther..........         150,000               2.75          15.31        2/1/05         583,406
J.J. Grano, Jr.........         150,000               2.75          15.31        2/1/05         583,406
T.A. Levine............          35,000                .64          17.50        3/7/05         164,763
R.A. Dolan.............          60,000               1.10          15.31        2/1/05         233,363

- ---------------

(1) Ten year non-qualified stock options granted in 1995 for perfomance in 1994 will become exercisable in equal annual installments over a four year period from the date of grant.

(2) The hypothetical grant date present values are calculated under the modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. The assumptions used in hypothesizing the above options' grant date present value, include the stock's expected volatility (29.78%), risk free rate of return (7.68%), projected dividend yield (3.12%), projected time to exercise (7 years) and adjustment for non-transferability or risk of forfeiture during vesting period (10% per annum).

     The following table sets forth information for the named executive officers of the Company with respect to exercises of stock options during the period January 1, 1994 to December 31, 1994 and unexercised options held as of December 31, 1994:

III. AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                            UNEXERCISED                       IN-THE-MONEY
                       SHARES                            OPTIONS AT FY-END                  OPTIONS AT FY-END
                    ACQUIRED ON       VALUE       --------------------------------    -----------------------------
       NAME           EXERCISE       REALIZED     EXERCISABLE(1)  UNEXERCISABLE(2)    EXERCISABLE(1)  UNEXERCISABLE
- ------------------  ------------    ----------    --------------  ----------------    ------------  ---------------
D.B. Marron.......     -0-          $  -0-             953,212         587,500         $6,371,845         $ 0
P.B. Guenther.....     -0-             -0-             482,850         262,500          3,075,954           0
J.J. Grano, Jr....     -0-             -0-              98,624         225,000            495,540           0
T.A. Levine.......     -0-             -0-            -0-               65,000            -0-               0
R.A. Dolan........     -0-             -0-            -0-               75,000            -0-               0

- ---------------

(1) These options include the interests of the named executive officers in an option granted to PW Partners 1991 Dedicated L.P., a Delaware limited partnership (the "1991 Partnership"). For a discussion of the 1991 Partnership, see "Certain Transactions and Arrangements -- Dedicated Partnership" below. The shares and related values under the 1991 Partnership are attributable as follows: Mr. Marron (278,437 shares -- $1,083,119); Mr. Guenther (178,200 shares -- $693,198) Mr. Grano (66,825 shares -- $259,949).

(2) Includes securities underlying options granted in 1995 for performance in 1994.

     PW's Pension Plan. The PW Pension Plan is a "defined benefit" plan under the Employee Retirement Income Security Act of 1974, as amended, under which benefits are determined on the basis of an employee's "career average" of earnings. Generally, all employees of the Company are eligible to participate in PW's Pension Plan. Directors of PW who are employees of the Company may participate, and their benefits are calculated in the same manner as the benefits of any other eligible employee. As of December 31, 1994, approximately 15,878 employees were participating in the PW Pension Plan. Upon retirement an employee is entitled to receive retirement income equal to the sum of his benefits for service prior to January 1, 1987 and benefits for each year thereafter based on the Social Security taxable wage base. Under applicable federal tax law, the maximum amount of earnings of an employee taken into account under the PW Pension Plan's current formula for computing benefits for plan years beginning on or after January 1, 1994 is $150,000 and the maximum annual pension benefit which may be accrued for calendar year 1994 is $1,875.

     The years of credited service for purposes of determining benefits under the PW Pension Plan as of December 31, 1994 for certain executive officers were:
Messrs. Marron (17.6 years), Guenther

(27.6 years), Grano (5.8 years), Levine (.5 years), and Ms. Dolan (1.2 years). The estimated annual benefits payable on retirement at age 65, taking into account actual pension benefits accrued to December 31, 1994 and projecting future benefits to retirement at the current maximum additional annual benefit of ($1,875), for certain executive officers are: Messrs. Marron ($120,000), Guenther ($78,056), Grano ($45,725), Levine ($29,063) and Ms. Dolan ($49,060).

     In addition, employees of the Company who were employees of Paine, Webber, Jackson & Curtis Inc. ("PWJC") (the predecessor of PWI) on July 1, 1975, and who also were previously partners of Paine, Webber, Jackson & Curtis, are eligible to receive retirement benefits under the PWJC Supplemental Pension Plan. Benefits are payable under the PWJC Supplemental Pension Plan in the amount of the excess, if any, of (a) the annual amount of retirement income which would have been payable under PW's Pension Plan had the employee's period of PWJC partnership service counted as credited service under the PW Pension Plan over
(b) the amount of retirement income actually payable to the employee under the PW Pension Plan. The minimum payable under the PWJC Supplemental Pension Plan is an amount which, when added to the employee's benefit under the PW Pension Plan, equals $10,000 annually (or a lesser amount in the event of early retirement).

     Supplemental Employees Retirement Plan. The Company has adopted a non-qualified Supplemental Employees Retirement Plan for Certain Senior Officers ("SERP") in order to supplement retirement income. The SERP provides a benefit equal to a percentage of base compensation for participants who retire at age 65 with 15 or more years of service. Such percentage of base compensation is 100% in the case of the initial two participants and 75% in the case of all other participants. A participant must have at least 5 years of service to receive any benefit and between 5 and 15 years of service a participant receives proportionate benefits. Retirement benefits are also paid upon early retirement or termination of employment. Those benefits may, at the participant's election, be deferred to commence at age 65, or be payable as early as age 55, in which case they are reduced by 3% per year between age 60 and 65 and 6% per year between age 55 and 60 for each year that the benefits commence before age 65. Full benefits without reduction are also payable in case of a Change in Control (as defined in the Plan) and disability retirement. In addition, the SERP contains certain non-compete provisions pursuant to which benefits would be forfeited.

     The table below summarizes expected SERP benefits before subtracting Social Security and PW Pension Plan benefits. The actual benefits from the SERP are the net amounts after subtracting Social Security and PW Pension Plan benefits.

                                   INITIAL PARTICIPANTS        SUBSEQUENT PARTICIPANTS
                                          (100%)                        (75%)
                                     YEARS OF SERVICE              YEARS OF SERVICE
                                 ------------------------      ------------------------
               REMUNERATION         10             15             10             15
               ------------      ---------      ---------      ---------      ---------
                 $125,000        $ 83,333       $125,000       $ 62,500      $  93,750
                  150,000         100,000        150,000         75,000        112,500
                  175,000         116,667        175,000         87,500        131,250
                  200,000         133,333        200,000        100,000        150,000
                  275,000         183,333        275,000        137,500        206,250
                  300,000         200,000        300,000        150,000        225,000
                  400,000         266,667        400,000        200,000        300,000
                  500,000         333,333        500,000        250,000        375,000
                  600,000         400,000        600,000        300,000        450,000
                  720,000         480,000        720,000        360,000        540,000

     The initial participants include Messrs. Marron and Guenther and the amounts of their base compensation reflected for the purposes of the SERP during 1994 are $600,000 and $400,000, respectively. Messrs. Grano and Levine are subsequent participants and the amount of their base compensation reflected for the purposes of the SERP during 1994 is $375,000 and $200,000 respectively.

                               PERFORMANCE GRAPH

     The following chart compares the Company's cumulative total return on stockholder investment over a five-year period with that of the S&P 500, the S&P Financial Miscellaneous Index (which includes Merrill Lynch & Co. Inc., American Express Company, American General Corporation, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, MBNA Corp., The Travelers Inc., Transamerica Corporation, Dean Witter, Discover & Co. and Salomon Inc), and a Peer Group Index (comprised of American Express Company, The Bear Stearns Companies Inc., Merrill Lynch & Co., Inc., Morgan Stanley Group, Inc., Salomon Inc, and Dean Witter, Discover & Co.). The Peer Group Index has been included in the Performance Graph below since it covers the 6 publicly traded companies which the Compensation Committee reviews and evaluates in making compensation determinations. The chart assumes $100 invested on December 31, 1989 and reinvestment of all dividends.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD                                                         S&P FINANCIAL
    (FISCAL YEAR COVERED)         PAINEWEBBER       S&P 500       PEER GROUP     MISCELLANEOUS
1989                                    100.00          100.00          100.00          100.00
1990                                     83.94           96.89           73.25           80.59
1991                                    219.85          126.42          110.32          127.85
1992                                    234.29          136.05          125.30          150.35
1993                                    264.73          149.76          160.88          179.62
1994                                    227.08          151.74          144.40          173.18

OTHER BENEFIT PLANS AND AGREEMENTS

     During 1987, PW entered into employment agreements with Messrs. Marron and Guenther having a three-year term (the "Term of the Agreement") which will commence on that date (the "Operative Date"), if any, following a Change in Control (as defined) of PW, so designated by a majority of the Disinterested Directors (as defined). During the Term of the Agreement, each executive would continue to be employed in his present position receiving a salary not less than that being paid to him on the Operative Date and an annual bonus not less than the average of the bonuses received by him during the three years preceding the Operative Date and being entitled to participate in all compensation and benefit plans of the Company. In the event of the termination of such executive's services during the Term of the Agreement either without Cause (as defined) or because of a Constructive Termination (as defined), he would be entitled to a lump sum payment equal to the present value of (i) his base salary until the end of the Term of the Agreement, (ii) a bonus for the year of such termination and each subsequent year until the end of the Term of the Agreement, at an annualized rate equal to the average of the bonuses awarded to him with respect to the three years preceding the year of termination and (iii) any deferred or unpaid bonus. The agreement of Mr. Marron also provides that, if his employment is terminated without Cause or because of a Constructive Termination, PW will for ten years continue to provide him with comparable office space, an executive assistant and medical and disability coverage.

     In 1993, PW and PWI entered into an agreement with Mr. Levine having a three-year term (the "Term of the Agreement"). During the Term of the Agreement, Mr. Levine will be employed by PW as General Counsel and by PWI as Executive Vice President, and will be paid an annual salary of no less than $200,000, a minimum annual bonus of $650,000 and will receive a grant of 14,850 shares of restricted stock each year which will vest one-third annually following the date of each grant. The restricted stock will vest immediately upon a Change of Control (as defined). In the event of Mr. Levine's termination of employment without Cause (as defined) or there is a Constructive Termination (as defined), he would be entitled to his base salary through the date of termination and an amount equal to the greater of (a) $3,300,000 less the total amount of base salary and annual bonus awards previously received (to the extend vested) or (b) $850,000.

     In addition, the PW Partners 1991 Dedicated L.P., a Delaware limited partnership (the "1991 Partnership"), and the PW Partners 1992 Dedicated L.P., a Delaware limited partnership (the "1992 Partnership") generally provide for the acceleration of the vesting and exercisability of the options granted to the partnerships in the event of a Change in Control (as defined) of the Company, unless the Compensation Committee elects to waive the occurrence of the Change in Control. Similarly, grants of options, restricted stock and cash awards under the stock award plans of PW provide that, unless the Compensation Committee waives the occurrence of a Change in Control (as defined in the applicable award agreements) as a vesting event, awards granted under the plans will be immediately vested upon the occurrence of the Change in Control of the Company. As noted above, the SERP provides that full pension benefits without reduction are payable in the event of a Change in Control of the Company.

CERTAIN TRANSACTIONS AND ARRANGEMENTS

     Key Executive Equity Program. The Key Executive Equity Program ("KEEP") authorizes the sale of 8% Convertible Debentures Due 1998 (the "Debentures Due 1998"), 8% Convertible Debentures Due 2000 (the "Debentures Due 2000") and 6.5% Convertible Debentures Due 2002 (the "Debentures Due 2002") (the Debentures Due 1998, the Debentures Due 2000 and the Debentures Due 2002 being collectively referred to as the "Debentures") to approximately 119 key employees of the Company. KEEP contains certain non-compete provisions and other restrictions affecting a participant's right to convert the Debentures or, if converted, to retain the benefits therefrom. The outstanding Debentures have an aggregate principal amount of $58,450,000, with the Debentures Due 1998 having $8,750,000 aggregate principal amount outstanding, the Debentures Due 2000 having $3,750,000 aggregate principal amount outstanding and the Debentures Due 2002 having $45,950,000 aggregate principal amount outstanding. The Debentures are convertible, at the option of the holders thereof, into shares of convertible preferred stock having an aggregate liquidation preference equal to the aggregate principal amount of the debentures being converted. This conversion right is now fully exercisable for the Debentures Due 1998 and the Debentures Due 2000. Two-thirds of the Debentures Due 2002 are now convertible and the remaining one-third becomes exercisable on December 31, 1995.

Shares of the convertible preferred stock, which have a liquidation value of $25.00 per share, are convertible, at the option of the holder, into the number of shares of PW Common Stock determined by dividing the aggregate liquidation value of the shares being converted by the conversion value per share of PW Common Stock, which is presently $9.10 per share for the preferred stock to be received upon conversion of the Debentures Due 1998, $9.25 for the preferred stock to be received upon conversion of the Debentures Due 2000 and $14.75 for the preferred stock to be received upon conversion of the Debentures Due 2002. The number of shares issuable upon conversion of shares of the convertible preferred stock is subject to adjustment in certain events, including stock dividends on, and subdivisions or combinations of, PW Common Stock. The Debentures are ultimately convertible into an aggregate of 4,482,197 shares of
PW Common Stock (approximately    % of the total number of shares of PW Common
Stock outstanding on March 16, 1995).

     KEEP provides that the employee will pay in cash 5% of the principal amount of the Debenture as a down payment and that the Company will finance on a full recourse basis to the employee 25% of the principal amount of the Debentures Due 1998 and the Debentures Due 2000 at 8.62% and 7.85% annual interest rate respectively, and 95% of the principal amount of the Debentures Due 2002 at 5.6% annual interest. So long as the employee remains employed by the Company, the Company will pay 66 2/3% of the interest payment due on the bank financing for the remaining balance of the purchase price of the Debentures Due 1998 and the Debentures Due 2000 and will waive 66 2/3% of the interest payment due on an equivalent amount of the Company financing for the Debentures Due 2002. The loan by the Company for the Debentures Due 1998 and 2000 will be forgiven as follows:
25% for any year the Company's pre-tax earnings equal or exceed $150 million but are less than $200 million, 33 1/3% for any year pre-tax earnings equal or exceed $200 million but are less than $250 million, and 50% for any year pre-tax earnings are at least $250 million. As a result of PW achieving certain specified pre-tax earnings in 1993, 1992 and 1991, the Company loans for the Debentures Due 1998 and 2000 have been forgiven. A portion of the financing by the Company for the Debentures Due 2002 will be forgiven as follows: 25% for any year the Company's pre-tax earnings equal or exceed $339 million but are less than $389 million, 33 1/3% for any year pre-tax earnings equal or exceed $389 million but are less than $439 million, and 50% for any year pre-tax earnings are at least $439 million. As a result of PW achieving record pre-tax earnings in 1993 of $407,576,000, 33 1/3% of a portion of the Company financing for the Debentures Due 2002 was forgiven in 1994. (See footnote 7 to "Executive Compensation -- I. Summary Compensation Table" above regarding loan forgiveness as a result of PW reaching certain specified levels of pre-tax earnings.)

     Substantial restrictions apply to an employee's right to convert Debentures or, if converted, to retain the benefits therefrom. These restrictions apply upon: the death or disability of the employee; the voluntary termination of employment or termination of employment for cause of an employee; termination of employment without cause or termination by an employee for good reason; acceptance of a position by an employee with a competitor or solicitation of employees of the Company to leave the Company or to interfere with its business. In the event of a Change in Control (as defined) of the Company, the Debenture will be fully convertible for a period of one year following such Change in Control or the employee may elect to have the Debentures redeemed for a period of six months following such Change in Control, and the Company loan will become payable in full at the time of such conversion or redemption.

     In addition to redemptions that may occur in connection with the events described in the preceding paragraph and subject to the terms of KEEP, an employee also has the right to cause the Company to redeem the Debentures Due 2000 during the fifth and sixth years after purchase at its principal amount. In the event of a redemption during the six months following a Change in Control, the employee will receive a bonus equal to the greater of the book value per share on the date of redemption or the book value per share at the date of purchase for each share into which the Debentures are convertible, less in either case the principal amount of the Debentures.

     Dedicated Partnerships. In 1991, PW formed the 1991 Partnership for approximately 99 key employees for the purpose of investing in PW Common Stock. Messrs. Marron, Guenther, and Grano are limited partners in this partnership. The general partner, a wholly owned subsidiary of PW, made a capital contribution to the 1991 Partnership of $20,202 and the limited partners contributed an aggregate of $2,020,202. The 1991 Partnership purchased 180,000 shares of PW Common Stock from PW at a purchase price of $11.11 per share and acquired an option from PW to purchase 2,250,000 shares of PW Common Stock at $11.11 per share for 10 years. The closing price of PW Common

Stock on the New York Stock Exchange on the date the partnership acquired the shares and the option was $11.11. Whenever a cash dividend is paid on PW Common Stock, PWI will pay to the 1991 Partnership a bonus compensation payment equal to the dividend per share multiplied by the number of shares of PW Common Stock subject to the option.

     In 1992, PW formed the 1992 Partnership for approximately 41 key employees for the purpose of investing in PW Common Stock. Messrs. Marron, Guenther, and Grano and Ms. Dolan are limited partners in this partnership. In 1993 the general partner, a wholly owned subsidiary of PW, made a capital contribution to the 1992 Partnership of $20,000 and the limited partners contributed an aggregate of $1,980,000. The 1992 Partnership purchased 135,592 shares of PW Common Stock from PW at a purchase price of $14.75 per share and acquired an option from PW to purchase 1,500,000 of PW Common Stock at $14.75 per share for 10 years. The closing price of PW Common Stock on the New York Stock Exchange on the date the partnership acquired the shares and the option was $15.83. Whenever a cash dividend is paid on PW Common Stock, PWI will pay to the 1992 Partnership a bonus compensation payment equal to the dividend per share multiplied by the number of shares of PW Common Stock subject to the option.

     Investment Partnership. In 1994, the Company formed a limited partnership for 80 key employees for the purpose of permitting these employees collectively to invest in certain investment opportunities offering a potential for long-term capital appreciation. Each of the named executive officers are limited partners in the partnership. The general partner, a wholly owned subsidiary of the Company, made a capital contribution to the partnership of $84,848 and the limited partners contributed an aggregate of $8,400,000. In addition, the general partner agreed to make an unsecured loan to the partnership in the amount of $42,424,242. The interest rate on the loan is the greater of (i) LIBOR plus thirty-five basis points and (ii) the applicable Federal rate promulgated under Section 1274(d) of the Internal Revenue Code, for short-term loans with semiannual compounding. The interest rate on the loan is reset, and interest on the loan is payable, semiannually. The principal amount of the loan is generally subject to repayment by the partnership prior to the time that distributions are made to the partners.

     Other Transactions. During 1994, certain executive officers of PW maintained margin accounts with PWI in the ordinary course of business. The margin indebtedness of such officers is on substantially the same terms, including interest rates and collateral, as those prevailing for clients, and does not present more than a normal risk of non-collectibility.

     In November 1987, at the same time as Yasuda's initial investment in the Company's preferred stock, PW and Yasuda entered into a Joint Venture Agreement. Pursuant to this agreement, PW and Yasuda have established a corporation in England to focus on such areas as asset management, investment advisory and financial consulting.

     Messrs. Fujisawa and Sorimachi are directors of Yasuda Realty America Corporation ("YRAC"), a wholly owned subsidiary of Yasuda. PWI became a lessee of a certain property in Chicago, effective December 1, 1990, which is partially and indirectly owned by YRAC. During the fiscal year 1994, PWI paid $4,160,000 as rents for such property, which exceeded 5% of YRAC's consolidated gross revenues, and during the fiscal year 1995, will pay approximately the same amount of rents subject to certain adjustments. The terms of the lease agreement are substantially the same as those prevailing at the time for comparable transactions with unrelated parties.

     During 1994, Mr. Grano was indebted to PWI for $4,250,000 for loans made to him in 1991 and 1994. Interest is imputed at an annual rate of 3.83% for the $4,000,000 loan issued in 1991. The $250,000 loan issued in 1994, accrues interest monthly based on a variable rate equal to broker call plus 1%. As of March 17, 1995, the outstanding principal amount of this loan was $4,250,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1994, the Company's Compensation Committee was composed of Messrs. Bewkes, Kilgore and Loeffler. Mr. Bewkes was paid $200,000 for consulting services rendered during 1994.

         II. APPROVAL OF CONVERSION RIGHTS FOR SERIES A PREFERRED STOCK

BACKGROUND

     PW entered into an Asset Purchase Agreement dated as of October 17, 1994 (the "Agreement"), and a Stockholders Agreement dated as of December 16, 1994 (the "Stockholders Agreement") with General Electric Company ("GE") and Kidder, Peabody Group Inc. ("Kidder") under which PW issued 21,500,000 shares of PW Common Stock, 1,000,000 shares of a new series of PW's Series Preferred Stock, stated value $100 per share, designated as 6% Cumulative Convertible Redeemable Preferred Stock, Series A (the "Series A Preferred Stock"), and 2,500,000 shares of 9% Cumulative Redeemable Preferred Stock, Series C, to a subsidiary of Kidder in exchange for certain assets of Kidder and its subsidiaries. The closing market price of the PW Common Stock at December 16, 1994, was $14.75 per share. Of the shares of Common Stock issued to GE, 14,000,000 shares represented a new issue of Common Stock and 7,500,000 shares were treasury shares that were owned by PW.

The New York Stock Exchange

     The Series A Preferred Stock was issued in accordance with Delaware law and pursuant to the authority conferred upon the Board of Directors of PW by PW's stockholders in Article IV, Section 2 of PW's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"). It is the policy of The New York Stock Exchange, Inc. (the "Exchange"), which lists PW's outstanding Common Stock, to require stockholder approval of a transaction if the present or potential issuance of newly issued common stock or securities convertible into common stock could result in an increase of 20% or more in the outstanding common stock of a company. The Exchange does not treat the issuance of treasury shares as a new issuance in determining the 20% limitation. Each share of Series A Preferred Stock will be convertible, upon stockholder approval, at the option of the holder, into shares of PW Common Stock. Assuming conversion of the shares of Series A Preferred Stock and combining this with the 14,000,000 new shares of PW Common Stock issued to GE on December 16, 1994, the number of shares outstanding of PW's Common Stock would increase by approximately 21%.*

     Stockholders are being asked to approve the conversion rights of the shares of Series A Preferred Stock in response to the policy of the Exchange. Approval by a majority of the votes cast on this proposal will be required to approve the conversion rights, provided that the holders of at least a majority of PW's outstanding stock entitled to vote on this proposal do vote. If the required affirmative vote by the stockholders is not obtained, the Series A Preferred Stock will remain outstanding in accordance with its terms. Those terms provide that if the stockholders of PW have not voted to approve the issuance of the PW Common Stock required to be delivered upon conversion of the Series A Preferred Stock, PW will have the obligation to deliver cash upon any exercise of the conversion privilege in an amount equal to the product of (a) the number of shares of PW Common Stock into which such shares of Series A Preferred Stock would otherwise be convertible multiplied by (b) the current market price per share of PW Common Stock, together with all accrued and unpaid dividends on such shares of Series A Preferred Stock.

The Series A Preferred Stock

     The following summarizes the principal features of the Series A Preferred
Stock:

     Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors of PW out of assets of PW legally available for payments, an annual cash dividend of $6.00 per share, payable quarterly beginning March 15, 1995.

     Conversion. Shares of the Series A Preferred Stock will be convertible into shares of Common Stock of PW initially at a conversion price of $18.13 per share. The initial conversion price is subject to adjustment upon the happening of certain events, including the issuance of Common Stock as a dividend or distribution on the Common Stock or any other class of capital stock of PW, the subdivision, combination or reclassification of the Common Stock, the issuance or distribution of evidences of indebtedness or assets (or rights to subscribe to securities of PW) to holders of the Common Stock and the issuance of rights or warrants to holders of Common Stock entitling them to

- ---------------

* For purposes of this determination, it is assumed that no outstanding employee options to purchase PW Common Stock have been exercised.

subscribe for or purchase shares of Common Stock at a price per share less than the average market price of the Common Stock prior to the record date for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to an automatic dividend plan of PW or any substantially similar plan)(such price adjusted as required being referred to as the "Conversion Price").

     Redemption. Shares of the Series A Preferred Stock are redeemable at the option of PW through December 16, 1999, at a price equal to the greater of $140.00 or a formula price plus accrued and unpaid dividends. Shares may be redeemed on or after December 16, 1999, at a price of $105 per share and declining each year thereafter for the next five years by $1 per share per year to $100 per share on or after December 16, 2004.

     Voting. The consent of the holders of a majority of the Series A Preferred Stock is required to (1) create, or increase the authorized number of shares of, any class of stock ranking equal or prior to the Series A Preferred Stock either as to dividends or upon liquidation, (2) amend, alter or repeal any of the provisions of the Certificate of Incorporation or of the Certificate of Designation for the Series A Preferred Stock so as to affect the preferences, rights or powers of the Series A Preferred Stock, and (3) authorize any reclassification of the Series A Preferred Stock.

     If at any time six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock have not been paid in full or if PW has failed to fulfill its mandatory redemption obligation, the number of directors of PW will be increased by two and the holders of the outstanding shares of Series A Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights have been conferred and are exercisable, voting as a single class without regard to series, will be entitled to elect the additional two directors until all arrears in dividends have been paid in full and subsequent dividends thereon shall have been paid regularly for at least one year, or PW has fulfilled its mandatory redemption obligation.

     Preferences. In the event of any liquidation, dissolution or winding up of PW, before any payment or distribution of assets to the holders of any class or classes of stock ranking junior to the Series A Preferred Stock, the holders of the Series A Preferred Stock are entitled to receive payment of $100.00 per share plus an amount equal to all dividends (whether or not earned or declared) accumulated to the date of the final distribution to such holders.

     Restrictions on Transfer. The Stockholders Agreement limits the ability of GE and its affiliates to transfer their PW Common Stock (including shares received upon conversion of the Series A Preferred Stock) to the following circumstances: (i) transfers to any subsidiary of GE, if the transferee agrees to be bound by the Stockholders Agreement and provided that it owns such securities only so long as it remains a subsidiary of GE, (ii) subject to PW's exercise of a right of first refusal, in the case of shares of Common Stock, transfers made pursuant to (A) a broad public distribution or (B) Rule 144 under the Securities Act, (iii) subject to PW's exercise of a right of first refusal, in the case of shares of Series A Preferred Stock, after the fifth anniversary of the date of issuance thereof, transfers made pursuant to a demand registration or (iv) transfers made pursuant to a tender offer or exchange offer or acquisition of control of the Company or similar transaction provided it is unopposed by the Board of Directors.

Possible Dilutive Effect

     Conversion of the Series A Preferred Stock into shares of Common Stock would result in an increase in the number of shares of Common Stock outstanding. An issuance of Common Stock at a price below the book value per share (for example, if the conversion price of the Series A Preferred Stock were below the book value per share at the time of conversion) would have a dilutive effect on the book value of outstanding shares of Common Stock; such issuances may also have a dilutive effect on earnings per share and the relative voting power of present PW Common Stockholders. The initial conversion price of the Series A Preferred Stock is $18.13 per share. The book value of the PW Common Stock as of December 31, 1994 was $15.96 per share and the closing market price of the
Common Stock at March 16, 1995, was $[     ] per share.

Standstill Arrangements and Possible Antitakeover Effect

     For a period beginning December 16, 1994 and continuing until the earlier of (i) the termination of the Stockholder Agreement, (ii) December 16, 2009 and
(iii) three years after the date on which GE and its affiliates no longer beneficially own any voting securities of PW (the "Standstill Period"), GE has agreed not to directly or indirectly acquire more of the outstanding voting securities of PW. GE has also agreed with PW that, except in certain limited circumstances, GE will not by itself or in concert with others seek to exercise control or to influence the exercise of control over the management, business, operations or affairs of the Company during the Standstill Period. The Series A Preferred Stock may by its terms make a takeover of the Company more difficult and expensive to accomplish.

     The Board of Directors unanimously recommends that the shareholders vote "FOR" the adoption of PROPOSAL II.

                   III. SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of Ernst & Young to examine PW's accounts for the 1995 fiscal year. Ernst & Young is the result of a merger in 1989 between Ernst & Whinney and Arthur Young & Company. Arthur Young & Company had been the independent public accountants of PW and predecessor entities since 1943. The submission of the selection of Ernst & Young to the stockholders of PW is not required. The Board of Directors is, nevertheless, submitting it to the stockholders to ascertain their views. If the selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent public accountants.

     It is expected that a representative of Ernst & Young will attend the Annual Meeting. He or she will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate stockholder questions.

     The Board of Directors unanimously recommends a vote FOR ratification of the selection of Ernst & Young as PW's independent public accountants.

              IV. OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other person intends to present any matter for action not specified herein. If any other matters properly come before the Annual Meeting, it is intended that the holders of proxies will vote in respect thereof in accordance with their best judgment.

                     STOCKHOLDER PROPOSALS FOR 1996 MEETING

     Proposals of stockholders intended for presentation at the 1996 Annual Meeting must be received by the office of the Secretary of PW no later than December [ ], 1995.

                                                              Theodore A. Levine
                                                                 Secretary

                                     PROXY

                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 1995

    The undersigned having received the accompanying Notice of Annual Meeting and Proxy Statement of Paine Webber Group Inc. ("PW") dated March ( ) 1995, hereby appoints Donald B. Marron, Pierce R. Smith and Theodore A. Levine and each of them as proxies of the undersigned, with full power of substitution and with discretionary authority as to matters for which my choice is not specified, to vote as indicated on the reverse side hereof all the shares of PW common stock held of record by the undersigned on the books of PW on March 16, 1995 at the Annual Meeting of Stockholders of PW to be held May 4, 1995 or any adjournment thereof.

       SHARES REPRESENTED BY PROXIES THAT ARE DATED, SIGNED AND RETURNED
        WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 IN THE ABSENCE OF CONTRARY
         INSTRUCTIONS AND IN THE PROXIES' DISCRETION ON OTHER BUSINESS
                          PROPERLY BEFORE THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ITEMS SET
                       FORTH ON THE REVERSE SIDE HEREOF.

*INSTRUCTION: TO WITHHOLD THE PROXIES' AUTHORITY TO VOTE FOR ANY INDIVIDUAL DRAW
  A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

J.A. Bult, P.B. Guenther, J.E. Kilgore, Jr., R.M. Loeffler, H. Rosovsky

    (1) ELECTION OF DIRECTORS
(nominees listed to the right hereof)

        FOR                   WITHHOLD
All nominees listed          AUTHORITY
 (except as marked        to vote for all
  to the contrary)        nominees listed

        / /                     / /

(2) Approval of certain conversion rights contained in the 6% Cumulative Convertible Redeemable Preferred Stock, Series A of PW authorizing the issuance of PW Common Stock which, when combined with Common Stock previously issued in the same transaction, may exceed 20% of the total PW Common Stock outstanding.

            FOR         AGAINST     ABSTAIN

            / /           / /         / /


(3) Ratification of Ernst & Young as PW's independent public accountants

            FOR         AGAINST     ABSTAIN

            / /           / /         / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation or partnership, sign in full corporate or partnership name by an authorized officer or person.

Dated __________________________, 19_______

- -------------------------------------------
Signature

- -------------------------------------------
Signature if held jointly

       Please mark, sign, date and return this proxy card promptly in the enclosed envelope.

                                STOCK AWARD PLAN
                               (Restricted Stock)


   In connection with the Annual Meeting of Paine Webber Group Inc. ("PW") to be held May 4, 1995 we are enclosing an instruction card relative to shares of PW common stock held by the Custodian for your account under PW's Stock Award Plans. We have also mailed to you in a separate envelope the Notice of Annual Meeting and Proxy Statement and the Annual Report of PW together with a proxy card for shares of PW's common stock held by the Trustee for you under PW's Savings Investment Plan. These shares should be voted separately according to the instructions on each card. Additional copies of the notice of Annual Meeting and Proxy Statement and the Annual Report are Available upon request by writing to the office of the Secretary of PW.

                             PAINE WEBBER GROUP INC

                1285 AVENUE OF THE AMERICAS, NEW YORK, NY 10019

    Please send me an admission card to the Annual Meeting of Stockholders to be held at 10:00 A.M. on Thursday, May 4, 1995 in The Paine Webber Building, Weehawken, New Jersey.



          NAME:
                ------------------------------------------------------
                                    Please Print

          STREET:
                  ----------------------------------------------------

          CITY AND
           STATE:                                      ZIP:
                  ------------------------------------      ----------


        PLEASE RETURN THIS CARD ONLY IF YOU PLAN TO ATTEND THE MEETING.

              CONFIDENTIAL VOTING INSTRUCTIONS TO: CITIBANK, N.A.

       AS TRUSTEE UNDER PAINE WEBBER GROUP INC. SAVINGS INVESTMENT PLAN.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned, having received the accompanying Notice of Annual Meeting and Proxy Statement of Paine Webber Group Inc. ("PW") dated March ( ), 1995, hereby instructs the Trustee to vote as indicated on this instruction card all the shares of PW common stock held for me by the Trustee on March 16, 1995 at the Annual Meeting of Stockholders of PW to be held May 4, 1995 or any adjournment thereof.

    THE SHARES REPRESENTED HEREBY WILL NOT BE VOTED UNLESS THIS INSTRUCTION
       CARD IS APPROPRIATELY MARKED, DATED, SIGNED AND RETURNED BY MAY 4, 1995. IF YOUR SIGNED INSTRUCTION CARD IS RETURNED BUT YOUR PREFERENCE
         IS NOT INDICATED, THE TRUSTEE WILL NOT VOTE SUCH COMMON STOCK.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3
                     SET FORTH ON THE REVERSE SIDE HEREOF.



                             FOLD AND DETACH HERE

*INSTRUCTION: TO WITHHOLD THE PROXIES' AUTHORITY TO VOTE FOR ANY INDIVIDUAL DRAW A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

J.A. Bult, P.B. Guenther, J.E. Kilgore, Jr., R.M. Loeffler, H. Rosovsky

     (1) ELECTION OF DIRECTORS
(nominees listed to the right hereof)

         FOR                 WITHHOLD
All nominees listed         AUTHORITY
 (except as marked       to vote for all
 to the contrary)        nominees listed

         / /                   / /

(2) Approval of certain conversion rights contained in the 6% Cumulative Convertible Redeemable Preferred Stock, Series A of PW authorizing the issuance of PW Common Stock which, when combined with Common Stock previously issued in the same transaction, may exceed 20% of the total PW Common Stock outstanding.

            FOR         AGAINST     ABSTAIN

            / /           / /         / /

(3) Ratification of Ernst & Young as PW's independent public accountants

            FOR         AGAINST     ABSTAIN

            / /           / /         / /

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation or partnership, sign in full corporate or partnership name by an authorized officer or person.

Dated _________________________, 19_________

- --------------------------------------------
Signature

- --------------------------------------------
Signature if held jointly

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE.



                             FOLD AND DETACH HERE

             CONFIDENTIAL VOTING INSTRUCTIONS TO: MELLONBANK, N.A.

          AS CUSTODIAN UNDER PAINE WEBBER GROUP INC. STOCK AWARD PLAN.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned, having received the accompanying Notice of Annual Meeting and Proxy Statement of Paine Webber Group Inc. ("PW") dated March ( ), 1995, hereby instructs the Custodian to vote as indicated on this instruction card all the shares of PW common stock held for me by the Custodian on March 16, 1995 at the Annual Meeting of Stockholders of PW to be held May 4, 1995 or any adjournment thereof.

    THE SHARES REPRESENTED HEREBY WILL NOT BE VOTED UNLESS THIS INSTRUCTION
       CARD IS APPROPRIATELY MARKED, DATED, SIGNED AND RETURNED BY MAY 4, 1995. IF YOUR SIGNED INSTRUCTION CARD IS RETURNED BUT YOUR PREFERENCE
        IS NOT INDICATED, THE CUSTODIAN WILL NOT VOTE SUCH COMMON STOCK.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3
                     SET FORTH ON THE REVERSE SIDE HEREOF.



                             FOLD AND DETACH HERE

*INSTRUCTION: TO WITHHOLD THE PROXIES' AUTHORITY TO VOTE FOR ANY INDIVIDUAL DRAW
  A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

J.A. Bult, P.B. Guenther, J.E. Kilgore, Jr., R.M. Loeffler, H. Rosovsky

     (1) ELECTION OF DIRECTORS
(nominees listed to the right hereof)

        FOR                  WITHHOLD
All nominees listed         AUTHORITY
 (except as marked       to vote for all
 to the contrary)        nominees listed

        / /                    / /

(2) Approval of certain conversion rights contained in the 6% Cumulative Convertible Redeemable Preferred Stock, Series A of PW authorizing the issuance of PW Common Stock which, when combined with Common Stock previously issued in the same transaction, may exceed 20% of the total PW Common Stock outstanding.

            FOR         AGAINST     ABSTAIN

            / /           / /         / /

(3) Ratification of Ernst & Young as PW's independent public accountants

            FOR         AGAINST     ABSTAIN

            / /           / /         / /

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation or partnership, sign in full corporate or partnership name by an authorized officer or person.

Dated __________________________, 19_______

- -------------------------------------------
Signature

- -------------------------------------------
Signature if held jointly

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE.



                             FOLD AND DETACH HERE